De Joya Griffith & Company, LLC
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

April 14, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Sofia Real Estate Group, Inc. on Form S-1 of our audit report, dated March 30, 2010, relating to the accompanying audited financial statements (and related statements included there in) as of December 31, 2009 which appears in such Registration Statement.

We also consent to the reference to our Firm under the title "Interests of Named Experts and Counsel" in the Registration Statement S-1 and this Prospectus.

De Joya Griffith & Company, LLC

De Joya Griffith & Company, LLC
Henderson, NV
April 14, 2010

2580 Anthem Village Dr., Henderson, NV 89052
Telephone (702) 563-1600 • Facsimile (702) 920-8049